Exhibit 99.1

NOTICE TO HOLDERS OF PARTICIPATING PREFERRED SHARES OF POWER CORPORATION OF CANADA

OFFER TO SUBSCRIBE FOR ADDITIONAL PARTICIPATING PREFERRED SHARES OF POWER CORPORATION OF CANADA

January 10, 2020

Subject to the terms and conditions set forth herein, Power Corporation of Canada (the “Corporation”) is providing notice of an offer (the “Offer”) to the holders (each, a “Holder”) of the Participating Preferred Shares of the Corporation (the “Participating Preferred Shares”) of the right to acquire from the Corporation pro rata to their respective holdings thereof (disregarding fractions) an aggregate number of Participating Preferred Shares that is equal to 12% of the number of Subordinate Voting Shares of the Corporation (the “Subordinate Voting Shares”) proposed to be issued in connection with the Arrangement (as defined herein) for a consideration per Participating Preferred Share that (as more fully detailed below) is equal to the stated capital amount per share for which such Subordinate Voting Shares are to be issued. All references to “$” herein are references to Canadian dollars.

Why is the Offer being made?

On December 12, 2019, the Corporation and Power Financial Corporation (“PFC”) entered into an arrangement agreement (the “Arrangement Agreement”) pursuant to which the Corporation agreed to acquire all of the issued and outstanding common shares of PFC (the “PFC Shares”) not already held, directly or indirectly, by the Corporation and its wholly-owned subsidiaries (the “Arrangement”) in exchange for 1.05 (the “Exchange Ratio”) Subordinate Voting Shares and $0.01 in cash per PFC Share (the “Arrangement Consideration”). Based on the representation of PFC contained in the Arrangement Agreement that there are 664,096,506 PFC Shares issued and outstanding as of December 12, 2019 and ownership by the Corporation and its wholly-owned subsidiaries of an aggregate of 425,402,926 PFC Shares as of the date hereof, the Corporation currently expects to issue an aggregate of 250,628,259 Subordinate Voting Shares pursuant to the Arrangement on the effective date of the Arrangement (the “Effective Date”). For further information on the Arrangement, please refer to the joint press release of the Corporation and PFC dated December 13, 2019 announcing the Arrangement and the material change report of the Corporation dated December 18, 2019, each of which is available on the Corporation’s profile at www.sedar.com.

Pursuant to Section 3.3 of Schedule I to the articles of continuance of the Corporation (the “Articles”), which are available on the Corporation’s profile at www.sedar.com, so long as any of the Participating Preferred Shares are outstanding, the Corporation may not at any time, without the consent of holders of the Participating Preferred Shares given by way of special resolution, issue any Subordinate Voting Shares unless the Corporation, in such manner as the board of directors of the Corporation (the “Board”) determines, contemporaneously offers to the holders of the Participating Preferred Shares the right (the “Pre-Emptive Right”) to acquire from the Corporation pro rata to their respective holdings thereof (disregarding fractions) an aggregate number of Participating Preferred Shares that is equal to 12% of the number of Subordinate Voting Shares proposed to be issued for a consideration per share in money that is equal to the stated capital amount per share for which the Subordinate Voting Shares are to be issued.

Accordingly, the Corporation, subject to the terms and conditions set forth herein, offers, effective on the trading day immediately prior to the Effective Date, to the holders of the Participating Preferred Shares a Pre-Emptive Right to acquire from the Corporation pro rata to their respective holdings thereof (disregarding fractions) an aggregate of 30,075,391 Participating Preferred Shares (the “Pre-Emptive Right Shares”), being equal to 12% of the total number of Subordinate Voting Shares proposed to be issued pursuant to the Arrangement (calculated on the basis of the number of PFC Shares issued and outstanding as of December 12, 2019), for a consideration per Participating Preferred Share equal to the stated capital amount per share for which such Subordinate Voting Shares are to be issued. The Board has determined that the stated capital amount per share for which the Subordinate Voting Shares are to be issued pursuant to the Arrangement (the “Offer Price”) will be equal to the quotient obtained when (i) the volume weighted average trading price of the PFC Shares on the Toronto Stock Exchange (“TSX”) for the five trading days immediately preceding the Effective Date minus $0.01, is divided by (ii) 1.05.

Pansolo Holding Inc., a corporation controlled by the Desmarais Family Residuary Trust, has indicated that it intends to acquire, and has entered into a voting and support agreement dated December 12, 2019 with PFC and the Corporation pursuant to which it has agreed, among other things, to acquire between 5 million and 6 million Pre-Emptive Right Shares on the Initial Closing Date (as defined herein) (the “Pansolo Issuance”).

Who can participate in the Offer?

Holders of Participating Preferred Shares of record as at 5:00 p.m. (Montréal time) on December 27, 2019 (the “Record Time”) may participate in the Offer.

Holders of Participating Preferred Shares that are resident outside of Canada or the United States who wish to participate in the Offer must provide a certification (included in the packages mailed to those offshore shareholders) that such offshore shareholder’s applicable offshore jurisdiction provides a prospectus exemption (or the equivalent thereof) substantially similar to the exemption provided in Canada for the Offer and issuance of the Pre-Emptive Right Shares or does not otherwise require obtaining any approvals of a regulatory authority in any such applicable jurisdiction or the filing of any documents by the Corporation in such jurisdiction in connection with the Offer and issuance of the Pre-Emptive Right Shares (the “Offshore Exemption Certificate”). Any such holders should consult their own legal counsel in their applicable jurisdiction in connection with any Offshore Exemption Certificate.

Only registered holders of Participating Preferred Shares as of the Record Time will be eligible to validly accept the Offer. A holder whose Participating Preferred Shares are held through a securities broker, dealer, nominee or other participant (each, a “Participant”) in the book-based system administered by CDS Clearing and Depositary Services Inc. (CDS) or The Depository Trust Company (DTC) should promptly contact and instruct such Participant on its own behalf. The Corporation expects that each beneficial holder of a Participating Preferred Share will receive a confirmation of its Pre-Emptive Right to subscribe for Pre-Emptive Right Shares from the Participant that holds such beneficial holder’s Participating Preferred Shares in accordance with the practices and procedures of that Participant. Participants may establish their own deadlines for receiving instructions prior to applicable Initial Deadline (as defined herein) or the Subsequent Deadline (as defined herein), as applicable, and beneficial holders of Participating Preferred Shares should therefore immediately contact their Participant to instruct them to accept the Offer in respect of their Participating Preferred Shares if they wish to so accept.

What are the terms of the Offer?

Each holder may exercise its Pre-Emptive Right to purchase from the Corporation up to its pro rata portion of the Pre-Emptive Right Shares. A holder’s pro rata portion is determined by dividing the number of Participating Preferred Shares held by such holder by the total number of Participating Preferred Shares issued and outstanding as of the Record Time, multiplied by the total number of issuable Pre-Emptive Right Shares (rounded down to the nearest whole share). A holder’s pro rata portion is included in the election form (the “Election Form”) accompanying this Offer. As at 5:00 p.m. (Montréal time) on December 27, 2019, there were 48,854,772 Participating Preferred Shares issued and outstanding.

As the Offer Price will be equal to the quotient obtained when (i) the volume weighted average trading price of the PFC Shares on the TSX for the five trading days immediately preceding the Effective Date minus $0.01, is divided by (ii) 1.05, the Offer Price will not be finally determined until following the cessation of regular trading hours on the TSX on the last trading day immediately prior to the Effective Date. On the Effective Date, the Corporation will announce the Offer Price by way of press release, and will promptly thereafter mail a notice to all holders of Participating Preferred Shares indicating such Offer Price.

An eligible holder of Participating Preferred Shares who validly accepts the Offer by the Initial Deadline in respect of all or a portion of its Pre-Emptive Right Shares will be issued the Pre-Emptive Right Shares in respect of which it accepted the Offer by the Initial Deadline on the trading day before the Effective Date (the “Initial Closing Date”). The Effective Date is currently anticipated to be February 13, 2020.

An eligible holder of Participating Preferred Shares who validly accepts the Offer by the Subsequent Deadline, but after the Initial Deadline, in respect of all or a portion of its Pre-Emptive Right Shares will be issued the applicable Pre-Emptive Right Shares on or about 30 calendar days following the Effective Date (the “Subsequent Closing Date”). The Subsequent Closing Date is currently anticipated to be March 16, 2020.

In no event will the Corporation issue fractional Pre-Emptive Right Shares and where the exercise of the Pre-Emptive Right by a holder would otherwise entitle such holder to fractional Pre-Emptive Right Shares, the holder’s entitlement will be reduced to the next lowest whole number of Pre-Emptive Right Shares, with no additional compensation.

How do I participate in the Offer?

To purchase Pre-Emptive Right Shares on the Initial Closing Date, eligible holders of Participating Preferred Shares must deliver to Computershare Investor Services Inc. (the “Depositary”) by courier to 100 University Avenue 8th floor, Toronto, ON M5J 2Y1 on or prior to 5:00 p.m. (Montréal time) on February 11, 2020 (the “Initial Deadline”) the following: (i) a properly completed and executed Election Form, (ii) funds representing the aggregate Offer Price Deposit (as defined herein) for the Pre-Emptive Right Shares validly subscribed for by certified cheque, bank draft or money order payable to the order of “Computershare Investor Services Inc.” or such other acceptable method as determined by the Depositary, in its sole discretion, and (iii) such other certificates, instruments and other documents that may be reasonably requested by the Corporation or the Depositary (including, where applicable, an Offshore Exemption Certificate). Since the Offer Price will not be finally determined until after the Initial Deadline, holders who wish to receive Pre-Emptive Right Shares on the Initial Closing Date must deposit an amount per Pre-Emptive Right Share equal to $36.79, being equal to 110% of the quotient obtained when (i) the closing price of a PFC Share on the TSX on January 10, 2020 minus $0.01, is divided by (ii) the Exchange Ratio (the “Offer Price Deposit”), at or prior to the Initial Deadline. To the extent the aggregate Offer Price Deposit deposited by a holder exceeds the aggregate Offer Price for the Pre-Emptive Right Shares actually purchased by such holder (the “Excess Amount”), the Depositary shall return any such Excess Amount to the holder in accordance with the procedures and policies of the Depositary. To the extent the aggregate Offer Price Deposit deposited by a holder is less than the aggregate Offer Price for the Pre-Emptive Right Shares subscribed for by such holder (the “Shortfall Amount”), unless alternative arrangements to fund the Shortfall Amount satisfactory to the Corporation have been made, the Corporation shall only be obligated to issue to such holder at the Initial Closing Date the maximum number of Pre-Emptive Right Shares that can be fully paid for with the Offer Price Deposit so deposited and the holder shall continue to be permitted to purchase additional Pre-Emptive Right Shares on the Subsequent Closing Date in accordance with the instructions in the immediately following paragraph (provided that, in no event, shall a holder be entitled to purchase an aggregate amount of Pre-Emptive Right Shares in excess of the amount indicated on such holder’s Election Form). Holders who have previously elected to accept the Offer and to receive their Pre-Emptive Right Shares as of the Initial Closing Date may revoke such acceptance at any time prior to the Initial Deadline by providing written notice to the Depositary.

To purchase Pre-Emptive Right Shares on the Subsequent Closing Date, eligible holders of Participating Preferred Shares must deliver to the Depositary by courier to 100 University Avenue 8th floor, Toronto, ON M5J 2Y1 on or prior to 5:00 p.m. (Montréal time) on March 12, 2020 (the “Subsequent Deadline”) the following: (i) a properly completed and executed Election Form, (ii) funds representing the aggregate Offer Price for the Pre-Emptive Right Shares validly subscribed for by certified cheque, bank draft or money order payable to the order of “Computershare Investor Services Inc.” or such other acceptable method as determined by the Depositary, in its sole discretion, and (iii) such other certificates, instruments and other documents that may be reasonably requested by the Corporation or the Depositary (including, where applicable, an Offshore Exemption Certificate). Holders who have previously elected to accept the Offer and to receive their Pre-Emptive Right Shares as of the Subsequent Closing Date may revoke such acceptance at any time prior to the Subsequent Deadline by providing written notice to the Depositary.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance or revocation of any acceptance of the Offer will be determined by the Corporation, in its sole discretion, whose determination shall be final and binding. The Corporation reserves the absolute right to reject any acceptance of the Offer if such acceptance is not in proper form or if the acceptance thereof or the issuance of Pre-Emptive Right Shares in connection therewith could be deemed unlawful or require the Corporation to file a prospectus, registration statement or similar document in any jurisdiction. The Corporation also reserves the right to waive any defect with regard to any particular acceptance of the Offer or revocation thereof. Neither the Corporation nor the Depositary will be under any duty to give any notification of any defect or irregularity in such acceptances or revocations, as the case may be, nor shall either of them incur any liability for failure to give such notification.

What are the conditions of the Offer?

In addition to the other terms and conditions applicable to the Offer contained in this notice, the Offer, and the Corporation’s obligation to issue the Pre-Emptive Right Shares, will be subject to: (i) all of the conditions contained in the Arrangement Agreement having been satisfied or waived by the Corporation (in its sole discretion) on or prior to the Initial Deadline (other than the Pansolo Issuance and those conditions that cannot by their terms be satisfied prior to the Effective Time); and (ii) the absence of any law or regulation, and the absence of any injunction or action or other proceeding (actual, pending or threatened) that, in the case of any injunction, action or proceeding if adversely determined, would make unlawful or invalid or enjoin the issuance of the Pre-Emptive Right Shares.

Notwithstanding anything to the contrary set forth in this notice, subject to applicable law and the terms of the Articles, the Corporation reserves the right (subject to the terms of the Arrangement Agreement) at any time prior to the Initial Deadline to: (i) terminate the Offer for any reason; (ii) extend the Offer from time to time; (iii) amend the Record Time; (iv) extend the Initial Deadline or Subsequent Deadline, as the case may be; (v) amend the terms of the Offer, including, subject to the terms of the Articles, the aggregate number of Pre-Emptive Right Shares available for subscription; or (vi) waive, in whole or in part, any of the conditions to the Offer. If the Corporation takes any of these actions, it will promptly give notice thereof (which may be given by a press release) and may, if determined by the Corporation to be appropriate, extend the Offer for such period to be set at its sole discretion subject to applicable law. Without limiting the manner in which the Corporation may choose to give notice of any extension, amendment or termination of the Offer, the Corporation shall have no obligation to publish, advertise, or otherwise communicate any such appropriate announcement, other than by giving timely notice to eligible Holders and complying with any applicable provisions of the Articles.

Taxes

The income and other tax consequences of acquiring, holding, or disposing of Participating Preferred Shares acquired pursuant to the Pre-Emptive Right, including the receipt of dividends thereon, will vary depending on a Holder’s particular status and circumstances, including the Holder’s legal status and the province, territory or other jurisdiction in which the Holder resides or carries on business. Holders should consult their own tax advisors for advice with respect to acquiring Participating Preferred Shares pursuant to the Pre-Emptive Right.

How can I receive additional information?

For additional information, please contact Computershare Investor Services Inc. toll free within North America at 1-800-564-6253, internationally at 514-982-7555 or by e-mail at corporateactions@computershare.com.

IMPORTANT INFORMATION FOR U.S. INVESTORS

This Offer is made for the securities of a company organized under the laws of Canada. This Offer is subject to the disclosure requirements of Canada and its provinces that are different from those of the U.S. Financial statements included in or referenced in this document, if any, have been prepared in accordance with non-U.S. accounting standards that may not be comparable to the financial statements of U.S. companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the Corporation is located outside the U.S., and some or all of its officers and directors may be non- U.S. residents. You may not be able to sue the Corporation or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel the Corporation or its affiliates to subject themselves to a U.S. court’s judgment.

This Offer is not being made to any person in any State or other jurisdiction of the U.S. in which the making of this Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

FORM OF ELECTION FORM

Holder Information
Holder:	[NAME OF HOLDER]
Registered Address:	[REGISTERED ADDRESS OF HOLDER]
Offered Shares (i.e., Pro Rata Portion of Pre-Emptive Right Shares):	[NUMBER OF OFFERED SHARES]

TO: COMPUTERSHARE INVESTOR SERVICES INC. (the “Depositary”)

AND TO: POWER CORPORATION OF CANADA (the “Corporation”)

This election form (the “Election Form”) is being provided by the Holder to the addressees hereof in connection with the exercise of the Holder’s right to participate in the offer (the “Offer”) to acquire Participating Preferred Shares of the Corporation (the “Participating Preferred Shares”) made by the Corporation as detailed in the Notice to Holders of Participating Preferred Shares of Power Corporation of Canada dated January 10, 2020 (as may be amended from time to time, the “Offer Document”). Capitalized terms used in this Election Form but not defined herein shall have the meanings given to such terms in the Offer Document.

PURCHASE OF PARTICIPATING PREFERRED SHARES

Instructions: Subject to the terms and conditions of the Offer, the Holder may exercise its right to acquire all or a portion of the Offered Shares. If the Holder wishes to purchase Offered Shares on the Initial Closing Date, please complete the following and return this Election Form, together with the other required items, prior to the Initial Deadline:

Initial Closing Date
The Holder hereby elects to exercise its right to purchase an aggregate of _____________ Offered Shares on the Initial Closing Date and to remit on account of the aggregate subscription price an amount equal to $________________ (being equal to the product of (i) the _____________ Offered Shares to be purchased on the Initial Closing Date and (ii) the Offer Price Deposit of $36.79 per share), subject to the terms and conditions of the Offer.

Instructions: Subject to the terms and conditions of the Offer, the Holder may exercise its right to acquire all or a portion of the Offered Shares. If the Holder wishes to purchase Offered Shares on the Subsequent Closing Date, please complete the following and return this Election Form, together with the other required items, after the Offer Price has been finally determined on or about the Initial Closing Date and prior to the Subsequent Deadline:

Subsequent Closing Date
The Holder hereby elects to exercise its right to purchase an aggregate of _____________ Offered Shares on the Subsequent Closing Date for an aggregate subscription price of $________________ (being equal to the product of (i) the _____________ Offered Shares to be purchased at the Subsequent Closing Date and (ii) the Offer Price per share), subject to the terms and conditions of the Offer.

Unless otherwise indicated in writing by the Holder prior to the Initial Deadline or the Subsequent Deadline, as applicable, and accepted by the Depositary and the Corporation, the Holder requests that the Offered Shares validly subscribed for (the “Purchased Shares”) be issued in certificated form or electronically through the direct registration system (DRS) and registered in the name and address of the Holder indicated above and for the certificate or DRS advice, as applicable, evidencing such Offered Shares to be sent to the Registered Address.

Instructions: For further information about the Offer, please contact Computershare Investor Services Inc. toll free within North America at 1-800-564-6253, internationally at 514-982-7555 or by e-mail at corporateactions@computershare.com.

GENERAL TERMS AND CONDITIONS

By completing and signing this Election Form:

1.

The Holder hereby represents and warrants in favour of the Corporation and the Depositary, as of the date hereof and as of the applicable date of the issuance of the Purchased Shares (the “Issue Date”), that: (i) the Holder is purchasing the Purchased Shares as principal; (ii) the Holder is a resident in the jurisdiction of the Registered Address and such Registered Address was not created and is not used solely for the purpose of acquiring the Purchased Shares; (iii) the Holder’s participation in the Offer, purchase of the Purchased Shares and submission of this Election Form complies with applicable laws in the Holder’s jurisdiction and, to the knowledge of the Holder, the issuance of the Purchased Shares is not unlawful and does not require the Corporation to file a prospectus, registration statement or similar document in any jurisdiction; (iv) the Holder has the legal capacity to authorize, execute and deliver and, as applicable, has been authorized to execute and deliver, this Election Form and all other certificates, documents and other instruments relating to the Offer and (v) all information of the Holder in this Election Form and all other certificates, documents and other instruments relating to the Offer delivered by or on behalf of the Holder is true, correct and accurate. The Holder acknowledges and agrees that the representations and warranties provided by the Holder herein will survive the Issue Date.

2.

The Holder understands and agrees to the terms and conditions of the Offer contained in the Offer Document and this Election Form and that all questions as to the validity, form, eligibility (including time of receipt) and acceptance or revocation of any acceptance of the Offer via this Election Form or otherwise will be determined by the Corporation, in its sole discretion, whose determination shall be final and binding. The Corporation reserves the absolute right to reject any acceptance of the Offer via this Election Form or otherwise if such acceptance is not in proper form or if the acceptance thereof or the issuance of Purchased Shares in connection therewith could be deemed unlawful or require the Corporation to file a prospectus, registration statement or similar document in any jurisdiction. The Corporation also reserves the right to waive any defect with regard to any particular acceptance of the Offer or revocation thereof. Neither the Corporation nor the Depositary will be under any duty to give any notification of any defect or irregularity in such acceptances or revocations, as the case may be, nor shall either of them incur any liability for failure to give such notification. The Holder acknowledges and agrees that the method of delivery of this Election Form and all other certificates, documents and other instruments relating to the Offer is at the election and risk of the Holder.

3.

The Holder acknowledges and agrees that (i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Offer or the Offered Shares and (ii) there are risks associated with investing in and owning Participating Preferred Shares (including any

Purchased Shares), including those risks described under “Risk Factors” in the Corporation’s Annual Information Form dated March 26, 2019.

4.

The Holder acknowledges that it obtained for itself independent legal, tax and investment advice (including in its jurisdiction of residence) with respect to the purchase of the Purchased Shares and the holding, trading, transferring and disposition of the Purchased Shares and, accordingly, has had the opportunity to acquire an understanding of the meaning of all terms contained in the Offer Document and herein relevant for purposes of giving the representations, warranties and covenants under this Election Form, and to understand the legal, tax and investment consequences of holding, trading, transferring or disposing of the Purchased Shares (including those of its jurisdiction of residence) and the Holder acknowledges that in connection with the purchase hereunder it has received no advice as to tax, investment or legal ramifications in connection with the Purchased Shares from the Corporation, the Depositary or their respective affiliates, agents or counsel and has been advised to seek independent advice from its own professional advisors prior to submitting this Election Form and purchasing the Purchased Shares.

5.

The Holder acknowledges that (i) to the extent the aggregate Offer Price Deposit deposited by the Holder (if any) is greater than the aggregate Offer Price for the Offered Shares purchased by the Holder on the Initial Closing Date, the Depositary shall return any Excess Amount to the Holder in accordance with the procedures and policies of the Depositary and (ii) to the extent the aggregate Offer Price Deposited by the Holder (if any) is less than the aggregate Offer Price for the Offered Shares subscribed for by the Holder, unless alternative arrangements to fund the Shortfall Amount satisfactory to the Corporation have been made, the Corporation shall only be obligated to issue to the Holder on the Initial Closing Date the maximum number of Offered Shares that can be fully paid for with the Offer Price Deposit so deposited and the Holder shall continue to be permitted to purchase additional Offered Shares on the Subsequent Closing Date in accordance with the terms and conditions of the Offer.

6.

By reason of the use by the Holder of an English language form of Election Form, the Holder shall be deemed to have required that any contract evidenced by this Election Form, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage de cette lettre d’envoi et formule de choix en langue anglaise par le soussigné, le soussigné et les destinataires sont réputés avoir requis que tout contrat atteste par cette lettre d’envoi et formule de choix, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en anglais.

7.	All references to “$” herein are references to Canadian dollars.

The undersigned acknowledges that the foregoing representations and warranties are true and accurate as of the date of this Election Form and will be true and accurate as of each Issue Date. If any such representation or warranty shall not be true and accurate prior to any Issue Date, the undersigned shall give immediate written notice of such fact to the Corporation and the Depositary.

Dated:	Dated:

[NAME OF HOLDER]

Witness (if Holder is an individual)	Signature

Print Name of Witness	If Holder is not an individual, print name and title of authorized signing officer or representative

Signature guaranteed by (if applicable):

Authorized Signature of Guarantor	Name of Guarantor

Address and Phone Number of Guarantor

FORM OF ELECTION FORM

Participant Information

Participant:	[NAME OF PARTICIPANT]

Registered Address:	[REGISTERED ADDRESS OF PARTICIPANT]

Offered Shares (i.e., Pro Rata Portion of Pre-Emptive Right Shares):	[NUMBER OF OFFERED SHARES]

TO: COMPUTERSHARE INVESTOR SERVICES INC. (the “Depositary”)

AND TO: POWER CORPORATION OF CANADA (the “Corporation”)

This election form (the “Election Form”) is being provided by the Participant, on its behalf and on behalf of each beneficial holder of Participating Preferred Shares of the Corporation (the “Participating Preferred Shares”) on whose behalf the Participant is contracting hereunder (the “Beneficial Holders”), to the addressees hereof in connection with the offer (the “Offer”) of the right to acquire Participating Preferred Shares made by the Corporation as detailed in the Notice to Holders of Participating Preferred Shares of Power Corporation of Canada dated January 10, 2020 (as may be amended from time to time, the “Offer Document”). Capitalized terms used in this Election Form but not defined herein shall have the meanings given to such terms in the Offer Document.

PURCHASE OF PARTICIPATING PREFERRED SHARES

Instructions: Subject to the terms and conditions of the Offer, the Participant may exercise its right to acquire all or a portion of the Offered Shares on behalf of the Beneficial Holders. If the Participant wishes to purchase Offered Shares on behalf of the Beneficial Holders on the Initial Closing Date, please complete the following and return this Election Form, together with the other required items, prior to the Initial Deadline:

Initial Closing Date

The Participant hereby elects to exercise its right to purchase an aggregate of _____________ Offered Shares on behalf of the Beneficial Holders on the Initial Closing Date and to remit on account of the aggregate subscription price an amount equal to $________________ (being equal to the product of (i) the _____________ Offered Shares to be purchased on the Initial Closing Date and (ii) the Offer Price Deposit of $36.79 per share), subject to the terms and conditions of the Offer.

Instructions: Subject to the terms and conditions of the Offer, the Participant may exercise its right to acquire all or a portion of the Offered Shares on behalf of the Beneficial Holders. If the Participant wishes to purchase Offered Shares on behalf of the Beneficial Holders on the Subsequent Closing Date, please complete the following and return this Election Form, together with the other required items, after the Offer Price has been finally determined on or about the Initial Closing Date and prior to the Subsequent Deadline:

Subsequent Closing Date

The Participant hereby elects to exercise its right to purchase an aggregate of _____________ Offered Shares on behalf of the Beneficial Holders on the Subsequent Closing Date for an aggregate subscription price of $________________ (being equal to the product of (i) the _____________ Offered Shares to be purchased at the Subsequent Closing Date and (ii) the Offer Price per share), subject to the terms and conditions of the Offer.

Unless otherwise indicated in writing by the Participant prior to the Initial Deadline or the Subsequent Deadline, as applicable, and accepted by the Depositary and the Corporation, the Participant requests that the Offered Shares validly subscribed for (the “Purchased Shares”) be issued in certificated form or electronically through the direct registration system (DRS) and registered in the name and address of the Participant indicated above and for the certificate or DRS advice, as applicable, evidencing such Offered Shares to be sent to the Registered Address.

Instructions: For further information about the Offer, please contact Computershare Investor Services Inc. toll free within North America at 1-800-564-6253, internationally at 514-982-7555 or by e-mail at corporateactions@computershare.com.

GENERAL TERMS AND CONDITIONS

By completing and signing this Election Form:

1.

The Participant hereby represents and warrants in favour of the Corporation and the Depositary, as of the date hereof and as of the applicable date of the issuance of the Purchased Shares (the “Issue Date”), on its behalf and, as applicable, on behalf of each Beneficial Holder, that: (i) the Participant is purchasing the Purchased Shares as agent for the Beneficial Holders and no Beneficial Holder is acquiring such number of Purchased Shares that is greater than its pro rata portion of the Pre-Emptive Right Shares (determined by dividing the number of Participating Preferred Shares held by such Beneficial Holder by the total number of issued and outstanding Participating Preferred Shares issued and outstanding as of 5:00 p.m. (Montréal time) on December 27, 2019); (ii) each Beneficial Holder is a resident of Canada, the United States or, if a Beneficial Holder is a resident of another jurisdiction, the Participant has provided the addressees hereof with a duly completed and executed Offshore Exemption Certificate from such Beneficial Holder concurrently with this Election Form, (iii) the participation in the Offer and purchase of the Purchased Shares and submission of this Election Form by the Participant on behalf of each Beneficial Holder complies with applicable laws in the Participant’s and each Beneficial Holder’s jurisdiction of residence and, to the knowledge of the Participant, the issuance of the Purchased Shares is not unlawful and does not require the Corporation to file a prospectus, registration statement or similar document in any jurisdiction; (iv) the Participant has the legal capacity to authorize, execute and deliver and, as applicable, has been authorized to execute and deliver, this Election Form and all other certificates, documents and other instruments relating to the Offer and (v) all information provided by the Participant in this Election Form and all other certificates, documents and other instruments relating to the Offer delivered by or on behalf of the Participant is true, correct and accurate. The Participant acknowledges and agrees that the representations and warranties provided by the Participant herein will survive the Issue Date.

2.

The Participant on its behalf and, as applicable, on behalf of each Beneficial Holder understands and agrees to the terms and conditions of the Offer contained in the Offer Document and this Election Form and that all questions as to the validity, form, eligibility (including time of receipt)

and acceptance or revocation of any acceptance of the Offer via this Election Form or otherwise will be determined by the Corporation, in its sole discretion, whose determination shall be final and binding. The Corporation reserves the absolute right to reject any acceptance of the Offer via this Election Form or otherwise if such acceptance is not in proper form or if the acceptance thereof or the issuance of Purchased Shares in connection therewith could be deemed unlawful or require the Corporation to file a prospectus, registration statement or similar document in any jurisdiction. The Corporation also reserves the right to waive any defect with regard to any particular acceptance of the Offer or revocation thereof. Neither the Corporation nor the Depositary will be under any duty to give any notification of any defect or irregularity in such acceptances or revocations, as the case may be, nor shall either of them incur any liability for failure to give such notification. The Participant on its behalf and, as applicable, on behalf of each Beneficial Holder, acknowledges and agrees that the method of delivery of this Election Form and all other certificates, documents and other instruments relating to the Offer is at the election and risk of the Participant and each Beneficial Holder.

3.

The Participant on its behalf and, as applicable, on behalf of each Beneficial Holder acknowledges and agrees that (i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Offer or the Offered Shares and (ii) there are risks associated with investing in and owning Participating Preferred Shares (including any Purchased Shares), including those risks described under “Risk Factors” in the Corporation’s Annual Information Form dated March 26, 2019.

4.

The Participant on its behalf and, as applicable, on behalf of each Beneficial Holder acknowledges that it and each Beneficial Holder has obtained independent legal, tax and investment advice (including in its jurisdiction of residence) with respect to the purchase of the Purchased Shares and the holding, trading, transferring and disposition of the Purchased Shares and, accordingly, has had the opportunity to acquire an understanding of the meaning of all terms contained in the Offer Document and herein relevant for purposes of giving the representations, warranties and covenants under this Election Form, and to understand the legal, tax and investment consequences of holding, trading, transferring or disposing of the Purchased Shares (including those of its jurisdiction of residence) and the Participant on its behalf and, as applicable, on behalf of each Beneficial Holder acknowledges that in connection with the purchase hereunder neither the Participant nor any Beneficial Holder has received any advice as to tax, investment or legal ramifications in connection with the Purchased Shares from the Corporation, the Depositary or their respective affiliates, agents or counsel and has been advised to seek independent advice from their own professional advisors prior to submitting this Election Form and purchasing the Purchased Shares.

5.

The Participant on its behalf and, as applicable, on behalf of each Beneficial Holder acknowledges that (i) to the extent the aggregate Offer Price Deposit deposited by the Participant (if any) is greater than the aggregate Offer Price for the Offered Shares purchased by the Participant on behalf of the Beneficial Holders on the Initial Closing Date, the Depositary shall return any Excess Amount to the Participant in accordance with the procedures and policies of the Depositary and (ii) to the extent the aggregate Offer Price Deposited by the Participant (if any) is less than the aggregate Offer Price for the Offered Shares subscribed for by the Participant on behalf of the Beneficial Holders, unless alternative arrangements to fund the Shortfall Amount satisfactory to the Corporation have been made, the Corporation shall only be obligated to issue to the Participant on the Initial Closing Date the maximum number of Offered Shares that can be fully paid for with the Offer Price Deposit so deposited and the Participant shall continue to be permitted to purchase additional Offered Shares on behalf of applicable Beneficial Holders on the Subsequent Closing Date in accordance with the terms and conditions of the Offer.

6.

By reason of the use by the Participant of an English language form of Election Form, the Participant shall be deemed to have required that any contract evidenced by this Election Form, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage de cette lettre d’envoi et formule de choix en langue anglaise par le soussigné, le soussigné et les destinataires sont réputés avoir requis que tout contrat atteste par cette lettre d’envoi et formule de choix, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en anglais.

7.	All references to “$” herein are references to Canadian dollars.

The undersigned acknowledges that the foregoing representations and warranties are true and accurate as of the date of this Election Form and will be true and accurate as of each Issue Date. If any such representation or warranty shall not be true and accurate prior to any Issue Date, the undersigned shall give immediate written notice of such fact to the Corporation and the Depositary.

Dated:

[NAME OF PARTICIPANT]

Name:
Title: